UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2026

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 24, 2026, Erasca, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) has granted Fast Track Designation (“FTD”) to ERAS-0015 for the treatment of patients with metastatic pancreatic adenocarcinoma.

FTD is intended to facilitate development and expedite the review of therapies for serious conditions with unmet medical needs. Designated programs may benefit from more frequent interactions with the FDA and, if relevant criteria are met, may be eligible for benefits such as accelerated approval, priority review, and rolling review. FTD does not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for FTD, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Cautionary Note Regarding Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: FTD may not result in a more expedited development or regulatory review process, and such a designation does not increase the likelihood that ERAS-0015 will receive marketing approval in the United States; and whether FTD helps to position the Company to rapidly advance the clinical development of ERAS-0015, including its plan to initiate a phase 3 clinical trial in pancreatic cancer, and two potentially registration-enabling trials in lung cancer. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: FTD does not change the standards for regulatory approval and the FDA may later decide that ERAS-0015 no longer meets the conditions for FTD qualification or decide that the time period for FDA review or approval will not be shortened; the Company’s product candidates, including ERAS-0015, may not demonstrate therapeutic benefits that the Company expects; results from preclinical studies not necessarily being predictive of future results; the Company’s assumptions around which programs may have a higher probability of success may not be accurate, and the Company may expend its limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; the Company’s planned potentially registration-enabling trials may be delayed based on FDA feedback or requirements, as the FDA retains broad discretion to require additional clinical data prior to the conduct of a registrational trial or submission for regulatory approval; even if the Company’s planned trials are successful, they may not support regulatory approval; unfavorable results from preclinical studies or clinical trials; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2025, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date:	August 24, 2026	By:	/s/ Ebun Garner
Chief Legal Officer